EXHIBIT 10.16

                                 LOAN AGREEMENT

     THIS IS A LOAN AGREEMENT (the "Agreement"), dated as of the 14th day of January, 2004, between Transnational Industries, Inc., a Delaware corporation, and Spitz, Inc., a Delaware corporation (individually, collectively, jointly and severally referred to as the "Borrower"), with an address of P.O. Box 198, Route 1, Chadds Ford, Pennsylvania 19317, and FIRST KEYSTONE BANK ("Lender"), a federally chartered stock savings bank organized and existing under the laws of the United States of America, with a principal business office located at 22 West State Street, Media, Pennsylvania, 19063.

     1. DEFINITIONS. The following terms when used in this Agreement shall have the respective meanings set forth below:

          1.1. Assignments: Additional collateral for the Loan, including, without limitation, (i) a Collateral Assignment of Agreements Affecting Real Estate,including without limitation, all approvals, permits, contracts and warranties related to the Land; and (ii) an Assignment of Rents, Profits and Leases.

          1.2 Borrower: Transnational Industries, Inc., a Delaware corporation, and Spitz, Inc., a Delaware corporation, individually, collectively, jointly and severally.

          1.3. Closing Date: The date of the execution and delivery of this Agreement by Borrower and Lender.

          1.4. Collateral: The real property and personal property pledged to Lender to secure the Loan pursuant to the Mortgage and the Assignments, including, without limitation, the Land and the improvements thereon.

          1.5. Commitment Letter: A certain Commitment Letter from Lender to Borrower dated December 19, 2004

          1.6. Event of Default: The occurrence of any event described in Paragraph 5.1 hereof.

          1.7. Governmental Authority: The United States of America, the Commonwealth of Pennsylvania, and any political subdivision thereof in which the Land is located including without limitation the County of Delaware, the Township of Chadds Ford, and any agency, department, court, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Land or Borrower.

          1.8. Land: The real property currently occupied by Borrower located at Route 1, Chadds Ford Township, Delaware County, Pennsylvania, being Folio No. 04-00-00034-02, as more particularly described on Exhibit "A" to the

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     Mortgage,  together  with all of the  property  rights,  title,  interests, easements and other rights appurtenant to such real property and defined in the Mortgage as the Mortgaged Property.

          1.9. Legal Requirements: All applicable laws, statutes, ordinances, rulings, regulations, codes, decrees, orders, judgments, conditions, restrictions and requirements of any Governmental Authority, including, without limitation, agreements, requirements, restrictions and conditions related to any permit, approval or other grant of authority.

          1.10. Loan: The credit facility of Three Million Two Hundred Thousand ($3,200,000.00) Dollars to be advanced by Lender to Borrower pursuant to this Agreement and to be evidenced by the Note and secured by, among other things, the Mortgage and the Assignments.

          1.11. Loan Documents: All agreements, documents, instruments, certificates, legal opinions and other papers executed and delivered or otherwise furnished by Borrower to Lender in connection with the Loan including, without limitation, this Agreement, the Commitment Letter, the Note, the Mortgage, and the Assignments.

          1.12. Maturity Date: January 13, 2024.

          1.13. Mortgage: The mortgage of even date herewith from Borrower to Lender granting a first lien mortgage and security interest in, among other things, (i) the Land, and (ii) all personal property of Borrower located on the Land.

          1.14. Note: The mortgage note of even date herewith from Borrower to Lender evidencing the Loan in the amount of Three Million Two Hundred Thousand ($3,200,000.00) Dollars and all extensions, renewals and modifications thereof.

          1.15. Permitted Exceptions: The title exceptions not removed at the closing of the Loan from Title Insurance Commitment No. 03-1156 dated effective October 30, 2003, issued by Strong Abstract, Inc. agent for First American Title Insurance Company, as approved by Lender in its sole discretion.

          1.16. Title Agent: Strong Abstract, Inc., agent for First American Title Insurance Company.

     2. LOAN.

          2.1. General. Borrower is the owner in fee of the Land. The Loan shall be repaid in full no later than the Maturity Date, in accordance with this Agreement and the other Loan Documents.

          2.2. Loan Amount. Subject to the terms and conditions of this Agreement, Lender shall lend to Borrower and Borrower shall borrow from Lender Three Million Two Hundred Thousand ($3,200,000.00) Dollars, which shall bear interest and be repaid as set forth in the Note.

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         2.3.  Loan  Disbursement.  The  purpose  of  the  Loan  is to  finance
     Borrower's acquisition of the Land. The proceeds of the Loan shall be fully disbursed of even date herewith by check or wire transfer to the Title Agent to be applied on account of the purchase price for the Land.

     3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date hereof and at all times when this Agreement shall remain in effect or the indebtedness evidenced by the Note shall remain outstanding that:

          3.1. Organization and Good Standing. Borrower is/are duly organized, validly existing and in good standing under the laws of the State of Delaware and Spitz, Inc. is registered as a foreign corporation and is in good standing in the Commonwealth of Pennsylvania and in any other jurisdiction in which Borrower was organized. The character of the properties owned or leased by Borrower and the nature of Borrower's. businesses do not require Borrower to be qualified and in good standing in any other state in order to avoid material liability or disadvantage. Certified copies of Borrower's organizational documents and all amendments thereto have been delivered to Lender and are current, correct and complete as of the date hereof

          3.2. Power and Authority. Borrower has full power and authority (i) to own Borrower's properties, and Spitz, Inc, has full power and authority to own the Land, and (ii) to conduct Borrower's businesses as now conducted and as to be conducted in connection with the operation of the Land. Borrower has full power and authority to execute, deliver and comply with the provisions of each of the Loan Documents executed by Borrower. Each of the Loan Documents executed by Borrower constitute the legally binding obligation of Borrower enforceable against Borrower in accordance with its terms.

          3.3. No Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or all or any portion of the Land or Borrower's business, except actions, suits and proceedings fully covered (except for deductibles) by insurance.


          3.4. Conflict. Neither the execution nor the delivery of any of the Loan Documents, nor the performance or satisfaction by Borrower of any of the provisions thereof, will conflict with or result in a breach of any of the provisions of any applicable Legal Requirements, or any agreement or other instrument to which Borrower is a party or by which Borrower is bound, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower, or the Land other than any lien created pursuant to any of the Loan Documents.

          3.5. Consent. No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower of any of the Loan Documents, or compliance with or performance of any of the provisions thereof.

          3.6. Permits and Approvals. Borrower has secured all licenses, permits, authorizations, consents and approvals required by any Governmental Authority for the use and occupation of the Land as commercial real estate and the operation of Borrower's business thereon.

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          3.7.  Compliance:   Zoning.  Borrower  has  complied  with  all  Legal
     Requirements and all recorded instruments affecting the Land and the use thereof complies with all zoning and use-related Legal Requirements.

          3.8.Financial Statements.

               3.8.1. The financial statements of Borrower delivered to Lender prior to the date hereof are Borrower's most current financial statements and fully and accurately present the financial condition of Borrower as of the date thereof, in accordance with generally accepted accounting principles consistently applied. There are no liabilities or obligations of Borrower which are individually or in the aggregate material, either accrued, absolute, contingent or otherwise, except
          (i) to the extent set forth in the balance sheets and the notes thereto and not heretofore paid or discharged, and (ii) those incurred subsequent to the date of the foregoing financial statements, which are consistent with past business practice and in the normal and ordinary course of business.

               3.8.2. Since the dates of the foregoing financial statements, there has not been (i) any material adverse change in the financial condition or in the operations, business or property of Borrower or
          (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the operations, business or property of Borrower. Borrower is not aware of any fact or circumstance, which (with or without the passage of time or the giving of notice or both) would or could result in any such change.

          3.9. Taxes and Assessments. All federal, state and other tax returns and reports of Borrower required to be filed have been duly filed, and all federal, state and other taxes, assessments (including assessments for municipal improvements), fees or other governmental charges imposed upon Borrower or the Land which are due and payable have been paid. Borrower is not aware of any proposed material tax or other assessments against it, or the Land, and no extension of time for assessment or payment of any federal, state or local tax by the Borrower is in effect, unless an extension has been applied for and granted and any taxes due with such extension paid.

          3.10. Title.

               3.10.1. Spitz, Inc. holds good, indefeasible and marketable fee simple title to the Land, free and clear of all mortgages, liens, encumbrances, ground rents, leases, tenancies, licenses, security interests, covenants, conditions, restrictions, rights-of-way, easements, encroachments and any other matters affecting title except
          (i) the Permitted Exceptions, and (ii) the liens and encumbrances created in favor of Lender pursuant to the Loan Documents.

               3.10.2. Lender's right, title and interest in and to each of the agreements, documents, instruments, contracts, permits, licenses and other materials and assets, if any, assigned to Lender pursuant to this Agreement and the other Loan Documents are free and clear of all liens, encumbrances, leases, licenses, covenants, conditions, restrictions, security interests, other assignments and other matters affecting title (except the Permitted Exceptions), and Borrower is


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          permitted   to  assign  such   agreements,   documents,   instruments,
          contracts, permits, licenses and other materials and assets. Borrower is without knowledge of the existence of any default under or breach of any of the foregoing.

               3.10.3 Spitz, Inc. is lawfully authorized to mortgage and encumber the Land.

               3.10.4 Borrower has not created, and will not create, or permit or suffer to be created, any liens, encumbrances or security interests in or on the Land other than the Mortgage, or create, or permit or suffer to be created, any reservation of title by any party other than Lender with respect to any portion of the Land, other than liens in favor of Lender.

               3.11. Utilities. All utility services necessary for the full use, development and enjoyment of the Land as currently improved, are available at no cost or expense at the title lines of the Land (or, if they pass through adjoining private land, in accordance with valid public or unencumbered private easements which inure to the benefit of Borrower and run with the Land, copies of which have been delivered to Lender) including, without limitation, sanitary sewers, storm sewers, water, electricity, and telephone.

               3.12. Roads. The Land is located along a dedicated public street, and if not located a dedicated public street, access to the Land is insured, and all curb-cut and street opening permits or licenses required for vehicular access to and from the Land to any adjoining public street or highway have been obtained and paid for by Borrower and are in full force and effect. All roads necessary for the full utilization of the Land for its intended purposes have either been completed or the necessary rights of way therefore have been acquired by Borrower or by the appropriate Governmental Authority having jurisdiction.

               3.13. Insurance. No notice has been received from any insurance company which issued any of the insurance policies or any of their agents, brokers or representatives, stating in effect that any such policy (i) will not be renewed, (ii) will be renewed only at a higher premium that is presently payable therefore, or (iii) will be renewed only with lesser or less complete coverage than is presently provided.

               3.14. No Default. No event has occurred and is continuing that is an Event of . Default or which would be an Event of Default with the passage of time or the giving of notice or both.

               3.15. Condemnation. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting the Land or any portion thereof, and Borrower had not received any written or oral notice of any thereof and has no knowledge that any such proceeding is contemplated.

               3.16. Leases: Agreements for Purchase. There are no leases or agreements of purchase and sale for all or any portion of the Land.

               3.17. Representations and Warranties True and Correct. The representations and warranties of Borrower made to Lender are true, correct and complete in every material respect. No representation,


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          warranty or  statement of Borrower  contained  herein or in any of the
          Loan Documents or in any other document, instrument or certificate delivered to Lender pursuant hereto or in connection with the transactions contemplated hereunder contains any untrue statement of any material fact, or omits or shall omit to state a material fact the absence of which makes such representation, warranty or statement misleading.

          3.18 Compliance With Laws Respecting Acquisition. Borrower shall and has complied with all requirements of local and state law in connection with the acquisition ofthe Land.

     4.COVENANTS OF BORROWER

          4.1. Affirmative Covenants. Borrower covenants and agrees that, from the date hereof and so long as this Agreement shall remain in effect or the indebtedness evidenced by the Note shall remain outstanding, Borrower shall:

               4.1.1. Existence. Do or cause to be done all things necessary to preserve and keep Borrower's legal existence in full force and effect under the laws of the State of Delaware and Spitz, Inc.'s foreign registration in full force and effect under the laws of the Commonwealth of Pennsylvania and in any other jurisdiction in which Borrower may have been organized, and to remain and cause Borrower to remain qualified and licensed in all jurisdictions in which such qualification or licensing is required for the conduct of Borrower's business, including, without limitation, Pennsylvania. Borrower shall promptly deliver to Lender any and all documents evidencing an amendment to or modification of the articles of incorporation, certificate of organization, bylaws, operating agreements or other organization documents respecting Borrower.

               4.1.2. Required Notices. Give, or cause to be given, prompt written notice to Lender of (i) any action or proceeding instituted by or against Borrower or the Land by or before any Governmental Authority, or any such proceeding threatened against Borrower, the Land which, if adversely determined, could have a material and adverse effect upon the business, assets or condition (financial, legal or otherwise) of Borrower or the Land, (ii) any other action, event or condition of any nature which may have a material and adverse effect upon the business or assets of Borrower or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement or a default under any other material contract, instrument or agreement to which Borrower is a party or by which Borrower or any of Borrower's properties or assets may be bound or subject, or (iii) any action or proceeding respecting the current development and use of the Land for commercial purposes.

               4.1.3. Payment of Debts, Taxes. Pay and discharge or cause to be paid and discharged when due and prior to the accrual thereon of interest or penalty, all taxes, assessments and governmental charges or levies imposed upon the Land, Borrower or their income or receipts, or any of their properties, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, unless the same shall be contested by Borrower in good faith and with due diligence by appropriate proceedings and Borrower shall have posted a bond or escrow with Lender equal to such contested amount.

               4.1.4. Compliance. Promptly and faithfully comply with, conform to and obey all present and future Legal Requirements applicable to


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          Borrower,  or the Land, all present and future requirements  affecting title to the Land, the Loan Documents, all" agreements of purchase, if any, for all or any portion of the Land, and all leases now or hereafter entered into from time to time, and all other agreements and covenants to which Borrower is bound or subject. Promptly and faithfully comply with, conform to and obey all present and future orders, rules, regulations and requirements of any national or local board of fire underwriters relating in any way to the Land or any portion thereof. Promptly pay all license and permit fees and similar municipal charges relating in any way to the Land or any portion thereof or the construction or use of any building and improvement placed or to be placed upon and forming a part of the Land. Borrower shall immediately notify Lender of Borrower' s receipt of notice from any Governmental Authority or any national or local board of fire underwriters relating to the construction, use or occupancy of the Land or any part thereof, or which requires any action to be taken with respect to the Land or any part thereof or which could have an adverse effect on the Land or any part thereof.

               4.1.5. Maintenance. Cause the Land to be kept in good condition and repair as set forth in the Mortgage, and operate the same properly, efficiently and in compliance with all Legal Requirements.

               4.1.6. Books and Records. Keep, or cause to be kept, in accordance with generally accepted accounting principles consistently applied, proper and complete books of record and account concerning affairs of Borrower and the Land and make such records available in Borrower's offices at all reasonable times upon reasonable prior notice for inspection by Lender. Borrower agrees to maintain accounting records for the Land separate from any other accounting records which Borrower may maintain. Borrower agrees to retain all such books and records for a period of two (2) years after the repayment in full of the Loan.

               4.1.7. Financial Statements. So long as the Loan or any portion thereof remains outstanding, Borrower, at Borrower's sole cost and expense, shall deliver or cause to be delivered to Lender current and complete financial statements and other information on a consolidated basis as follows:

               a. Within ninety (90) days following the end of Borrower's fiscal year and each fiscal quarter, respectively, in each year, Borrower shall deliver to Lender the Borrower's Annual Report on Form 10-KSB and quarterly report on Form 10-QSB, each of which will include financial statements consisting of a balance sheet, income statement and statement of source and application of funds for Borrower. Such financial statements for Borrower (i) shall, in the case of the annual statements be accompanied by an audit opinion by a certified public accounting firm selected and paid for by Borrower and satisfactory to Lender (it being agreed that the Borrower's certified public accounting firm as of the Closing Date is acceptable to the Lender), (ii) shall be prepared in accordance with generally accepted accounting principles consistently applied, (iii) shall be in form reasonably satisfactory to Lender and (iv) shall be" certified as true, correct and complete by the Borrower's chief financial officer.

               b. Borrower shall deliver to Lender such other financial information as to Borrower as Lender from time to time may request, all such information to be provided in form and time frame reasonably satisfactory to Lender.

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               c.   Within  thirty  (30)  days of the  date the same are due for filing (including any available extensions properly applied for) Borrower shall deliver to Lender copies of Borrower's Federal Income Tax Returns. All copies of such returns shall be certified by Borrower as true and correct and as actually filed with the Internal Revenue Service.

               All such financial statements required by Lender hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied by an independent certified public accountant acceptable to Lender. Borrower shall promptly notify Lender in writing if there is any material adverse change since the date of the last preceding statement submitted to Lender in the financial position of Borrower, and if there has been such a change, a detailed explanation thereof.

               4.1.8. Change in Circumstances. Promptly notify Lender in writing of any change in any fact or circumstance represented or warranted by Borrower herein or in any other documents furnished to Lender in connection with this Agreement.

               4.1.9. Additional Instruments. Execute such additional instruments as may be requested by Lender in order to carry out the intent of this Agreement and the other Loan Documents and to perfect or give further assurances of any of the rights granted or provided for hereunder or under any of the other Loan Documents.

               4.1.10. Indemnification. Indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all liabilities, losses, claims, damages and expenses, including reasonable attorneys' fees and expenses, of any kind or nature directly or indirectly resulting from or arising out of the Loan, or the Loan Documents, or any act or omission by Lender or its officers, directors, employees or agents, in connection therewith, including, without limitation, all claims for commissions by any broker or intermediary, disputes between or among Borrower, any Governmental Authorities, subcontractors, material suppliers, purchasers and tenants, unless caused by the gross negligence or willful malfeasance of Lender or its officers, directors, employees or agents.

               4.1.11. Reimbursement of Costs. Reimburse Lender for all of Lender's costs payable to third parties incidental to the preparation and making of the Loan, including, without limitation, monthly credit reports, recording fees, filing fees, surveys and premiums for title insurance as may be required by Lender, the fees and expenses of any consultant employed by Lender, and all costs and expenses of Lender's counsel relating to preparation or approval of any of the Loan Documents, examination of matters subject to Lender's approval and legal services rendered in connection with Borrower's failure to perform in accordance with the Loan Documents or otherwise relating to the transaction. All such costs billed at or prior to the Closing Date shall be paid on or before the Closing Date.

               4.1.12. Notices. Forward to Lender copies of all notices given or received by Borrower to or from; (i) any purchaser or tenant for any portion of the Land, (ii) any subcontractor or material supplier respecting the Land, (iv) any insurer or insurance underwriters


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          respecting the Land or Borrower's  business,  (v) any utility  company
          respecting  the  Land  or  the  Borrower's   business,   or  (vi)  any
          Governmental Authority respecting the Land or the Borrower's business (including, without limitation, notices of nonconforming construction, notices relating to Hazardous Materials and any Environmental Laws as those terms are defined in the Note and Mortgage, and notice of inability to perform the terms of any contract or agreement), promptly upon the giving or receipt of such notice.

               4.1.13. Loan Proceeds. Use Loan proceeds for the purposes identified in the Commitment and this Loan Agreement.

               4.1.14. Bank Accounts. Borrower shall maintain all deposit, operating and escrow accounts relating to the Land with Lender.

               4.1.15. Inspection. Permit Lender, its agents, employees and representatives, to enter and to inspect the Land at any reasonable time upon one (1) business day prior notice for the purposes of making site and building investigations and performing soil, groundwater, structural and other tests. Lender, or any persons designated by it, shall have the right to call at Borrower's place or places of business at any reasonable time upon one (1) business day notice, and without hindrance or delay, to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Borrower's business or to any other transactions between the parties hereto, and shall have the right to make direct verification from the account debtors with respect to any or all accounts.

          4.2. _ Negative Covenants. Borrower covenants and agrees that from the date hereof and for so long as this Agreement shall remain in effect or the indebtedness evidenced by the Note shall remain outstanding, Borrower shall not:

               4.2.1. Amendment or Modification. Amend, vary or modify, or permit to be amended, varied or modified, any agreement, document or instrument assigned to Lender.

               4.2.2. Conveyance. Sell, assign, transfer, convey, lease or otherwise dispose of the Land, or any part thereof or interest or estate therein, or otherwise permit ownership or control of the Land or any portion thereof to be other than in Spitz, Inc.

               4.2.3. Governing Documents, Directors. Amend, or permit to be amended, the governing documents pursuant to which Borrower was organized and is operating or permit a change of the majority of the members of the board of directors of Borrower during any twelve (12) month period.

               4.2.4. Encumbrances. Create by mortgage, pledge, assignment, security agreement or otherwise, or suffer to exist, any security interest, pledge, lien, charge or other encumbrance upon the Land or any portion thereof, except (i) the liens or security interests created pursuant to the Loan Documents or other liens or security interests in favor of Lender; (ii) mechanics or tax liens being contested by Borrower in good faith and due diligence in appropriate proceedings with the approval of Lender, a bond or escrow having been posted with Lender for the full amount of such contested lien; and
          (iii) with the prior written consent of Lender, easements and licenses for the operation of the Land.

               4.2.5. Other Borrowing and Guaranties. Undertake any additional financing in connection with the purchase or improvement of the Land or any part thereof, or borrow, in the aggregate, any sum in excess of Two Hundred Thousand ($200,000.00) from any person or persons, or assume, guaranty, endorse or otherwise become contingently liable upon, or responsible for, the obligation of any person other than as expressly provided in the Loan Documents, if to do so in the judgment of Lender would have a material adverse impact on the financial condition or status of Borrower.

     5. EVENTS OF DEFAULT AND REMEDIES.

          5.1. Events of Default. The occurrence of anyone or more of the following shall constitute an "Event of Default" hereunder:

               5.1.1. The occurrence of an event of default under the Note or any other Loan Document.

               5.1.2. The issuance of any levy, writ or process of execution or attachment against Borrower or any property or assets of Borrower, including without imitation the Land, or the levy or service of any such writ.

               5.1.3. The entry or filing of any judgment, lien, encumbrance, notice oflien, attachment, levy or any other adverse charge against Borrower or the Land or any portion thereof which is not discharged within twenty (20) days unless it is being contested by Borrower in good faith and due diligence in appropriate proceedings with the approval of Lender, a bond or escrow having been posted with Lender for the full amount of such contested lien.

               5.1.4. The failure of Borrower to comply with the requirements of any Governmental Authority concerning the Land unless the same shall be contested by Borrower in good faith and with due diligence by appropriate proceedings and Borrower shall have posted a bond or escrow with Lender in an amount satisfactory to Lender.

               5.1.5. The failure of Borrower to maintain any insurance or policy of insurance required by this Agreement or the Mortgage for a period in excess often (10) days from the date of written notice from Lender of the lapse or absence of any such insurance or policy of insurance.

               5.1.6. The failure of Borrower to provide or furnish to Lender within thirty (30) days of written request, proof of any insurance or policy of insurance required by this Agreement or the Mortgage.

               5.1.7. The failure of Borrower to provide or furnish to Lender within thirty (30) days of written request, any financial statement, tax return or other information required to be delivered to Lender pursuant to this Agreement or any other Loan Document.

               5.1.8.  The failure of Borrower to comply,  after any  applicable
          notice  or  cure  period,   with  any  requirements  of  any  recorded
          instrument or other agreement concerning the Land.

               5.1.9. The making by Borrower of any amendment to or modification to any document, instrument or item which has been approved by Lender in accordance with the provisions hereof

               5.1.10. The failure by Borrower to pursue promptly and with due diligence and in good faith any remedy under any contract or agreement with respect to the Land available as the result of any material default by the other party thereto.

               5.1.11. The failure of Borrower to perform or comply with any of the terms, conditions, provisions, agreements and covenants contained herein or in any of the Loan Documents or in any other document, agreement or instrument given by or in behalf of Borrower in connection with the Loan.

               5.1.12. The default by Borrower or any affiliate, owner or subsidiary thereof, under any other loans or indebtedness between Lender and Borrower or any affiliate, owner or subsidiary thereof, including without limitation the occurrence of an event of default under that certain Line Of Credit Agreement dated June 12, 1997 between Lender and Borrower, amended by that certain Modification Agreement dated July 7, 2000, and further amended by that certain Second Modification Agreement dated July 18, 2002, respecting a Two Million ($2,000,000.00) Dollar commercial revolving line of credit.

               5.1.13. The falsity or incorrectness, regarded by Lender as material, of any representation or warranty made to Lender, or any financial statement given to Lender, by Borrower in or in connection with the Loan, this Agreement or any of the Loan Documents.

          5.2. Remedies. Upon the occurrence of any Event of Default, Lender may exercise as it may deem necessary or appropriate, any one or more of the following rights and remedies:

               5.2.1. Declare immediately due and payable all sums under the Note which are then unpaid, together with all accrued interest.

               5.2.2. Exercise any other right or remedy provided herein, in any of the Loan Documents, at law or in equity.

          5.3. Verification of Amounts Due/Declaration of No Set-Off. In any action or proceeding for recovery of any sums expended by Lender in connection with the operation and/or maintenance of the Land or otherwise due to Lender pursuant to the terms hereof, a statement of such expenditures, verified by the affidavit of an officer of Lender, shall be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures, and the burden of proving the contrary shall be upon Borrower. Within ten (10) days after being requested to do so by Lender, Borrower shall furnish to Lender or to any assignee of the Note and/or the Mortgage, a written statement in form and substance satisfactory to Lender stating the entire outstanding amount of the indebtedness evidenced by the Note and stating that Borrower has no offsets, recoupments, counterclaims or defenses or, if such offsets, recoupments, counterclaims or defenses are alleged to exist, the nature and extent thereof. In the event Borrower fails to furnish to Lender a written statement within ten (10) days after being requested to do so, or if such statement does not contain all of the information required, then except to the extent set forth in Borrower's timely delivered written statement, Borrower shall be deemed to accept and concur with Lender's statement of the entire outstanding amount of the indebtedness evidenced by the Note and agree that Borrower has no offsets, recoupments, counterclaims or defenses.

          5.4. Borrower's Property. As security for the Loan and for the obligation and liabilities of Borrower hereunder and under each of the Loan Documents, Lender is hereby given a lien upon and a security interest in all funds and property of Borrower which may hereafter be deposited with or come into the possession of Lender, and for such purpose this Agreement shall constitute a security agreement under the Pennsylvania Uniform Commercial Code and Lender shall have all rights and may exercise all of the remedies of a secured party under the applicable provisions of the Pennsylvania Uniform Commercial Codes with respect to such funds and property of Borrower.

          5.5. Remedies Cumulative. The rights and remedies of Lender provided for in this Agreement, in any of the other Loan Documents, and in any other instrument, document or agreement given by or on behalf of Borrower in connection with the Loan, shall be cumulative and concurrent and shall not be exclusive of any right or remedy provided by law, in equity or otherwise. Said rights and remedies may, at the sole and exclusive discretion of Lender, be pursued singly, successively or together, and may be exercised as often as occasion therefore shall arise. No grace period, qualification or condition stated with respect to any Event of Default shall change, modify, amend or extend, or will be construed as an undertaking by Lender to change, modify, amend or extend the time for making any installment due under the Note or the Maturity Date, which time for making any installment and Maturity Date remain always of the essence of this Agreement.

          5.6. Lender's Right to Remedy Defaults. If Borrower fails to pay when due any sum required to be paid by Borrower or fails to perform any obligation of Borrower hereunder, Lender, at its option; upon at least ten
     (10) days prior notice to Borrower, shall have the right, but not the obligation, to pay any such sum and to perform any such obligation and Lender shall have the right, but not the obligation, to pay any sum or to take any action which Lender deems necessary or advisable to protect the security for the Loan including without limitation the Mortgage and the Land, all without prejudice to any of Lender's rights or remedies available hereunder or under any of the Loan Documents or under any other documents or instrument given by or on behalf of Borrower in connection with the Loan, at law, or in equity. The amount of all payments so made by Lender, together with all costs so incurred by Lender, shall immediately be due and payable from Borrower to Lender, together with interest at the rate set forth in the Note in the event of a default. All such amounts, together with interest as aforesaid, shall be added to and evidenced by the Note and be secured by the Mortgage, and Lender may charge all such amounts and interest as advances of the Loan and may deduct such amounts and interest as advances of the Loan thereafter to be advanced hereunder from any funds or property deposited by Borrower with Lender.

     6.INSURANCE.

          6.1. Coverage. Borrower shall, from and after the date hereof and at all times while this Agreement is in effect or the Note remains outstanding, maintain at Borrower's sole expense, insurance in amounts, with deductibles satisfactory to Lender written by stock or nonassessable mutual carriers licensed in Pennsylvania with a general policy holders rating of "A" or better and a financial rating of VI or better in the most recent edition of "Best's Key Rating Guide, Property-Casualty", published by Alfred M. Best Co., Inc. Without limiting the generality of the foregoing, Borrower shall maintain the following minimum coverages, unless otherwise agreed to in writing by Lender:

               6.1.1. All risk, fire, hazard and extended coverage insurance with vandalism and malicious mischief endorsements on all buildings and structures to the extent of one hundred percent (100%) of the replacement value thereof pursuant to full replacement value endorsements naming Lender as mortgagee and additional insured pursuant to a standard mortgagee loss payable clause, and;

               6.1.2. Commercial general public liability insurance covering all operations of Borrower in connection with the Collateral, with contractual liability endorsement, naming Lender as additional insured in amounts not less than: (i) bodily injury: $3,000,000,000 for each occurrence, $3,000,000,900 in the aggregate, and (ii) property damage:
          $1,000,000,000   for  each  occurrence,   and  $3,000,000_000  in  the
          aggregate; and

               6.1.3. Rent insurance against loss of income arising out of damage or destruction by fire or the perils of extended coverage insurance, in an amount equal to one (1) year's gross rental income to the owner of the Land, or business interruption insurance in an amount as required by Lender from time to time, but not to exceed Mortgagee's reasonable estimate of the annual cost of debt service on the Note, taxes; insurance and maintenance for the Land.

          6.2.Certificates; Notices.

               6.2.1. Borrower shall furnish to Lender, certificates certifying to the insurance required by Paragraph 6.1, (as Lender may request) and expressly granting Lender the same protections as if Lender held the original policies, (i) on or before the closing date, (ii) no fewer than twenty (20) days prior to the renewal or replacement of existing coverage or the obtaining of additional coverage, and (iii) at any other time upon the request of Lender.

               6.2.2. Each insurance policy of Borrower shall contain a provision (i) requiring the insurer to notify Lender, in writing and at least thirty (30) days in advance of any cancellation, expiration or material change in the policy, and (ii) stating that any loss otherwise payable thereunder shall be payable notwithstanding any act or neglect of the insured and notwithstanding ( a) any change in title to or ownership of the Land or (b) any provision of the policy relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Land against the peril involved, whether or not collectible, provided such coverage is available to Borrower at reasonable cost.

               6.2.3. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe, in the opinion of Lender, by reason of Borrower's breach of any condition thereof, or become void or unsafe, in the opinion of Lender, by reason of the failure or impairment of the capital of any company issuing such certificates, Borrower shall place new insurance in accordance with this Agreement. All renewal policies, with premiums paid, shall be delivered to Lender at least thirty (30) days prior to the expiration of the existing policies.

               6.2.4. The insurance described in Paragraph 6.1 hereof shall not provide for deductibles in excess of amounts approved by Lender and, though obtained, maintained and paid for by Borrower, shall provide that loss thereunder shall be payable to Lender under a standard mortgagee's loss payee clause.

          6.3. Lender May Provide Insurance. In any instance where insurance is not provided by Borrower as required hereunder, Lender may at its option, but shall not be required to, secure such insurance as Lender deems appropriate to cover Lender's interests, without obligation to insure Borrower's interests, and charge the cost of the same to Borrower, to be secured by the Loan Documents.

     7.MISCELLANEOUS.

          7.1. Lender's Discretion. If any condition of this Agreement requires the submission of evidence of the existence or non-existence of a specified fact or facts, or implies as a condition the existence or non-existence of such fact or facts, Lender will, at all times, be free independently to establish to its satisfaction and in its discretion (unless otherwise specified) such existence or non-existence. Where any matter herein requires the approval or consent of the Lender, the decision to give or refuse to give such approval or consent shall be within Lender's discretion unless otherwise specified.

          7.2. No Third-Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party or any of their respective creditors for debts or claims accruing to any such persons against Borrower. Lender shall not be liable for the manner in which any advance may be applied by Borrower. Notwithstanding anything contained herein or in any of the other Loan Documents, or any conduct or course of conduct by or between Borrower and Lender before or after the execution of this Agreement, this Agreement shall not be construed as creating any right, claim or cause of action against Lender or any of its officers, directors, agents or employees, in favor of any other person other than Borrower. Without limiting the generality of the foregoing, any advances made to any insurer, contractor, subcontractor or supplier of labor or materials or other creditor of Borrower, whether or not such advances are approved by Lender, shall not be deemed a recognition by Lender of third party beneficiary status of any such person. No part of the Loan will be at any time subject or liable to attachment or levy at the suit of any creditor of Borrower, or of any contractor, subcontractor or supplier of labor, materials or services, or any of their respective creditors, and regardless of any other term, condition or provision hereof, no such third party will have any status, right or entitlement hereunder.

          7.3. Reliance on Representations and Warranties. Lender shall be entitled to rely upon the representations and warranties of Borrower set forth in any of the Loan Documents without any investigation by Lender and notwithstanding any investigation conducted by Lender or on its behalf before or after the date hereof.

          7.4. Assignment.

               7.4.1. The rights of Borrower hereunder and under any other Loan Document shall not be assignable in any respect without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole discretion. In any case, Borrower shall remain liable for repayment of all sums advanced hereunder before and after such assignment.

               7.4.2. All or any portion of the Loan or any of the Loan Documents may be endorsed, assigned or transferred in whole or in part by Lender, and any such holder or assignee thereof shall succeed to and be possessed of the rights of Lender under the Loan Documents to the extent so endorsed, transferred or assigned.

               7.4.3. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective personal representatives, heirs, successors and assigns.

          7.5. Communications. All communications required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when hand delivered or delivered by guaranteed overnight delivery, or upon deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

               7.5.1.  If to Lender:

                                First  Keystone  Bank
                                22 West State Street
                                Media,  Pennsylvania  19063
                                Attention:  A. Charles Amentt,  Jr.
                                Senior Vice  President,  Lending

                        With a required  copy to:

                                Donn L. Guthrie, Esquire
                                10 Beatty Road
                                Media, Pennsylvania 19063

               7.5.2. If to Borrower:

                                Transnational Industries, Inc. and
                                Spitz, Inc.
                                P.O. Box 198
                                Route 1
                                Chadds Ford, Pennsylvania 19317

                        With a required copy to:

                                Steven G.Brown, Esquire
                                Petrikin, Wellman, Damico, Brown & Petrosa
                                109 Chesley Drive
                                Media, Pennsylvania 19063
               or in any case to such other address as either party may designate from time to time by notice to the other in the manner set forth herein.

          7.6. Headings. The headings preceding the text of the sections and subsections of this Agreement are used solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

          7.7. Time of the Essence. All dates and times for performance set forth herein or in any of the other Loan Documents (whether or not elsewhere so stated) are of the essence.

          7.8. No Brokers. Borrower represents and warrants that Borrower has taken no action which would or might render it liable for payment of any brokerage or placement fees or commissions on account of the transactions contemplated by the Loan Documents, and Borrower will indemnify, defend and hold harmless Lender from any claims made in connection therewith.

          7.9. Governing Law. The Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          7.10. Severability. Any provision in any of the Loan Documents which is determined to be unenforceable or invalid shall be ineffective to the extent of such unenforceability or invalidity without affecting the remaining provisions thereof.

          7.11. Survival. All agreements, representations and warranties made in this Agreement shall survive the closing hereunder and the making of all advances hereunder.

          7.12. Entire Agreement: Controlling Document; Amendment. This Agreement, together with the exhibits hereto, which are incorporated herein by reference, and the other Loan Documents embody the entire agreement and understanding between Borrower and Lender with respect to the subject matter hereof and supersede all prior commitments, agreements and understandings relating to the subject matter hereof. The provisions of this Agreement (including the exhibits attached hereto) shall be deemed complementary to the provisions of the other Loan Documents, but in the event of conflict, the provisions hereof shall be deemed to modify and supersede the conflicting provisions in such other Loan Documents and to control to the extent enforceable under applicable law. Neither this Agreement nor any of the other Loan Documents may be modified or amended except by a written agreement executed by the party against which enforcement is sought.

          7.13. Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement (a "Right") shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and. is signed by the party asserted to have granted such Waiver.

          7.14 Counterparts. This Agreement may be executed in one or more counterparts, via facsimile transmission or otherwise, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          7.15. TRIAL BY JURY. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE, THE MORTGAGE, ANY OTHER DOCUMENT OR INSTRUMENT RELATING HERETO OR THERETO, ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THE LOAN EVIDENCED BY THE NOTE.



         [THIS SPACE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]


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

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower and Lender, have caused this Agreement to be duly executed under seal as of the date first above written.

                        LENDER:

                        FIRST KEYSTONE BANK


                        BY:      /s/ A. Charles Amentt, Jr.
                           --------------------------------------------------


                        BORROWER:

                        TRANSNATIONAL INDUSTRIES, INC.


                        BY:      /s/ Jonathan Shaw
                           --------------------------------------------------


                        ATTEST:  /s/ Paul Dailey
                         ---------------------------------------------------

                                          [Corporate Seal]


                        SPITZ, INC.


                        BY:      /s/ Jonathan Shaw
                           --------------------------------------------------


                        ATTEST:  /s/ Paul Dailey
                           --------------------------------------------------

                                          [Corporate Seal]



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